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Exhibit 5.1

[LETTERHEAD OF SULLIVAN & CROMWELL LLP]

January 30, 2006

Telewest Global, Inc.,
    c/o 160 Great Portland Street,
        London, England,
            W1W 5QA.

Ladies and Gentlemen:

        In connection with the registration of securities to be issued under the Securities Act of 1933 (the "Act") of up to 297,577,959 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and of up to 255,956,282 shares of Class B Redeemable Common Stock, par value $0.01 per share (the "Class B Redeemable Common Stock"; the Common Stock and the Class B Redeemable Stock, collectively, the "Securities"), of Telewest Global, Inc., a Delaware corporation (the "Company"), and up to 297,577,959 related stock purchase rights in respect of the Common Stock (the "Rights") to be issued pursuant to the Rights Agreement, dated as of March 25, 2004 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent (the "Rights Agent"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

          (1)   When the registration statement (File No. 333-130364) relating to the Securities and the Rights (the "Registration Statement") has become effective under the Act, the Company's Second Restated Certificate of Incorporation substantially in the form filed as an exhibit to the Registration Statement (the "Second Restated Certificate of Incorporation") has been duly filed with the Secretary of State of the State of Delaware, the Securities have been duly issued and delivered in conformity with the Company's Second Restated Certificate of Incorporation, and the Common Stock has been duly issued and delivered pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 14, 2005, as amended by Amendment No. 1 thereto (the "Merger Agreement"), among the Company, NTL Incorporated, a Delaware corporation, Neptune Bridge Borrower LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and, for certain limited purposes, Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of NTL Incorporated, in each case as contemplated by the Registration Statement, the Securities will be duly authorized and validly issued, fully paid and nonassessable.

          (2)   When the Registration Statement has become effective under the Act and the Common Stock has been validly issued and delivered in conformity with the Second Restated Certificate of Incorporation and pursuant to the Merger Agreement, in each case as contemplated by the Registration Statement, the Rights attributable to the Common Stock will be duly authorized and validly issued.

        In connection with our opinion set forth in paragraph (2) above, (a) we note that the question of whether the Board of Directors of the Company might be required to terminate or redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion, and (b) we have assumed that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent.

        The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Additional Information—Legal Matters" in the proxy statement-prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ SULLIVAN & CROMWELL LLP

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  Exhibit 5.1